Exhibit 3.8

BYLAWS
OF
ONPOINT MEDICAL, INC.

ARTICLE I
OFFICES

1.1          Registered Office. The registered office of Onpoint Medical, Inc. (the “Corporation”) shall be located within the State of Minnesota, as set forth in the Articles of Incorporation. The Board of Directors shall have authority to change the registered office of the Corporation, and a statement evidencing any such change shall be filed with the Secretary of State of the State of Minnesota as required by law.

1.2          Offices. The Corporation may have other offices, including its principal business office, either within or without the State of Minnesota, at such place(s) as the Board of Directors may from time to time determine.

ARTICLE II
SHAREHOLDERS

2.1          Regular and Special Meetings. All regular and special meetings of the shareholders shall be held at such places, and at such times, whether in this state or any other state, as the Board of Directors or the shareholders by a majority vote at a regular or special meeting shall determine. At such meeting(s), the shareholders may elect directors to serve until their successors are duly elected and qualified, and conduct such other business of the Corporation as may properly come before the meeting. A regular or special meeting of the shareholders may be called at any time for any purpose or purposes by the Chief Executive Officer or the Chief Financial Officer or by two or more directors. If a regular meeting of the shareholders has not been held during the immediately preceding fifteen (15) months, shareholders holding ten percent (10%) or more of the voting power of the shareholders of the Corporation may demand a regular meeting of the shareholders by written notice of demand given to the Chief Executive Officer, or Chief Financial Officer. Within thirty (30) days after receipt of the demand, a regular meeting shall be called and held no later than ninety (90) days after receipt of the written demand. It shall be the duty of the Chief Executive Officer or the Chief Financial Officer to call a special meeting of the shareholders upon the receipt of a written notice of demand, containing the purposes of the meeting, given to the Chief Executive Officer or Chief Financial Officer by shareholders holding ten percent (10%) or more of the voting power of the shareholders of the Corporation. A special meeting shall be called and held no later than ninety (90) days after receipt of the written demand.

2.2          Notice. Notice of the time and place of all regular and special meetings shall be mailed by an officer or agent of the Corporation to each shareholder to the last known address of said shareholder as the same appears on the books of the Corporation at least five (5) but not more than sixty (60) days before the date of any regular and special meetings. Business transacted at any special meeting of shareholders shall be limited to the purpose or purposes stated in the notice of meeting.

2.3          Presiding Officer. The President or Chief Executive Officer shall preside at all meetings of the shareholders. In the absence of the President or Chief Executive Officer, the shareholders may choose any person present to act as a presiding officer.

2.4          Voting. At every such meeting each shareholder shall be entitled to cast one (1) vote for each share of voting stock held in his or her name, which vote shall be cast by him or her either in person or by proxy. All proxies shall be in writing and shall be filed with the Secretary and by him or her entered of record in the minutes of the meeting. No proxy shall be entitled to vote eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

2.5          Quorum. A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders; but the shareholders present at any meeting, though less than a quorum, may adjourn the meeting to a future time without notice other than an announcement at the meeting.

2.6          Written Action by Shareholders. Any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all of the shareholders entitled to notice of a meeting for such purpose as of the effective date of such consent.

ARTICLE III
BOARD OF DIRECTORS

3.1          General Powers. Except as authorized by the shareholders pursuant to a shareholder control agreement or by unanimous affirmative vote, the business and property of the Corporation shall be managed and controlled by its Board of Directors. The directors may exercise all such powers and do all such things as may be exercised or done by the Corporation, subject to the provisions of the Articles of Incorporation, these Bylaws and all applicable laws.

3.2          Number and Term. The Board of Directors shall initially consist of five (5) individuals. This number may be amended from time to time by resolution of the shareholders; provided, however, that the number may be increased by resolution of the Board of Directors. Any newly created directorships resulting from an action by the Board of Directors shall be filled by a majority vote of the directors serving at the time of the increase. No decrease in the number of directors pursuant to this Section shall effect the removal of any director then in office except upon compliance with the provisions of Section 3.9. Each director shall be elected at a regular meeting of shareholders, or a special meeting called for that purpose, except as provided in Section 3.8, and shall hold office until the next regular meeting of shareholders or special meeting called for that purpose, and thereafter until his or her successor is duly elected and qualified, unless a prior vacancy shall occur by reason of his or her death, resignation or removal from office. Directors need not be shareholders.

3.3          Regular Meetings. A regular meeting of the directors may be held without notice immediately after the adjournment of each shareholders’ meeting or at such time as may be provided by the Board of Directors. Other regular meetings of the directors may be held at such time and at such place as shall from time to time be determined by the President or the Board of Directors.

3.4          Special Meetings. Special meetings of the Board of Directors may be called by the President or Chief Executive Officer or any member of the Board of Directors. By unanimous consent of the directors, special meetings of the Board may be held without notice at any time and place.

3.5          Notice. Notice of all regular and special meetings, except those specified in the second sentence of Section 3.4, shall be mailed or telegraphed to each director by any director at least twenty-four (24) hours prior to the time fixed for the meeting. All notices of special meeting shall state the purpose thereof. Any director may waive notice of any meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, unless his or her attendance is for the express purpose of objecting to the transaction of business on the grounds that the meeting is not lawfully called or convened.

3.6          Quorum. A quorum for the transaction of business at any regular or special meeting of the directors shall consist of a majority of the members of the Board.

3.7          Election of Officers. The directors shall elect the officers of the Corporation and fix their salaries, such election to be held at the directors’ meeting following a regular shareholders’ meeting, or at such time and at such place as shall from time to time be determined by the Board of Directors.

3.8          Vacancies. Vacancies in the Board of Directors may be filled for the unexpired term by the remaining directors at any regular or special directors’ meeting, even though said remaining directors may be less than a quorum. Any director elected to fill a newly created directorship shall hold office until the next regular meeting of shareholders or special meeting of the shareholders called for the election of directors and until his or her successor is duly elected and qualified; provided, however, all vacancies resulting from death, resignation or removal from office shall be filled for their unexpired terms before the appointment of any director to fill a newly created directorship.

3.9          Removal. The entire Board of Directors or any director or directors may be removed from office, with or without cause, at any special meeting of the shareholders, duly called for that purpose, as provided by these Bylaws, by a vote of the shareholders holding a majority of the shares entitled to vote at an election of directors. At such meeting a successor or successors may be elected by a vote of the holders of a majority of the shares having voting power present in person or represented by proxy, or if any such vacancy is not so filled, it may be filled by the directors as provided in Section 3.8.

3.10        Committees. The directors may, by resolution approved by a majority vote of the Board, establish committees having the authority of the Board in the management of the business of the Corporation, as that authority is provided for in such resolution.

3.11        Written Action by Directors. Any action, other than an action requiring shareholder approval, which may or might be taken at a meeting of the Board of Directors or of a lawfully constituted committee thereof may be taken without a meeting if such action is taken in writing and signed by the number of directors that would be required to take the action at a meeting of the Board of Directors at which all directors were present.

3.12        Participation in Meetings by Conference Telephone. Members of the Board of Directors, or of any committee of the Board of Directors, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.

ARTICLE IV
OFFICERS

4.1          Number. The officers of the Corporation shall be elected by the Board of Directors and shall include a President/Chief Executive Officer and a Treasurer/Chief Financial Officer. The officers may also include a Secretary, one or more Vice-Presidents, and such other officers and assistant officers as the Board of Directors may deem necessary. Except as provided in these Bylaws, the Board of Directors shall fix the powers, duties and compensation of all officers. Officers may, but need not, be directors of the Corporation. Any number of offices or functions of those offices may be held or exercised by the same person or more than one person.

4.2          Election and Term of Office. Officers shall be elected at any regular meeting of the Board of Directors or at such other time as shall from time to time be determined by the Board of Directors and shall hold office at the pleasure of the Board. An officer shall hold office until his or her successor shall have been duly elected unless prior thereto he or she shall have resigned or been removed from office as hereinafter provided.

4.3          Removal and Vacancies. Any officer or agent elected or appointed by the Board of Directors may be removed with or without cause at any time by the vote of a majority of the Board of Directors. Any vacancy in any office of the Corporation shall be filled by the Board of Directors.

4.4          President. The President shall be the chief executive officer of the Corporation, shall preside at all meetings of the shareholders and the Board of Directors, shall have general and active management of the business of the Corporation, and shall see that all orders and resolutions of the Board of Directors are carried into effect. He or she shall have the general powers and duties usually vested in the office of the President and shall have such other powers and perform such other duties as the Board of Directors may from time to time prescribe.

4.5          Vice-President. The Vice-President, or Vice-Presidents in case there are more than one, shall have such powers and perform such duties as the President or the Board of Directors may from time to time prescribe. In the absence of the President or in the event of his or her death, inability or refusal to act, the Vice-President, or in the event there be more than one Vice-President, the Vice-Presidents in the order designated at the time of their election, shall perform the duties of the President and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. In the absence of the Vice-President or in the event of his or her death, inability or refusal to act, the Secretary shall have all the powers of and be subject to all the restrictions upon the President.

4.6          Secretary. The Secretary shall attend all meetings of the Board of Directors and of the shareholders and record all votes and the minutes of all proceedings of the Board of Directors and of the shareholders in a book to be kept for that purpose. He or she shall keep the stock books of the Corporation. He or she shall give, or cause to be given, notice of all meetings of the shareholders and of special meetings of the Board of Directors, and shall perform such other duties and have such other powers as the President or the Board of Directors may from time to time prescribe.

4.7          Treasurer. The Treasurer shall be the chief financial officer of the Corporation, shall have the care and custody of the corporate funds and securities of the Corporation and shall disburse the funds of the Corporation as may be ordered from time to time by the President or the Board of Directors. He or she shall keep full and accurate account of all receipts and disbursements in books belonging to the Corporation and shall have such other powers and perform such other duties as the President or the Board of Directors may from time to time prescribe.

4.8          Other Officers. The Assistant Secretaries and Assistant Treasurers in order of their seniority, unless otherwise determined by the Board of Directors shall, in the absence or disability of the Secretary or Treasurer, perform the duties and exercise the powers of the Secretary and Treasurer respectively. Such Assistant Secretaries and Assistant Treasurers shall have such other powers and perform such other duties as the President or the Board of Directors may from time to time prescribe. Any other officers appointed by the Board of Directors shall hold office for the term established by the Board of Directors and shall have such powers, perform such duties and be responsible to such other office as the Board of Directors may from time to time prescribe.

ARTICLE V
INDEMNIFICATION OF DIRECTORS AND OFFICERS

To the full extent permitted by Minnesota Statutes Section 302A.521, as amended from time to time, or by other provisions of law, each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, wherever brought, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of the Corporation, or he or she is or was serving at the specific request of the Board of Directors or the Corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by the Corporation against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding, provided, however, that the indemnification with respect to a person who is or was serving as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall apply only to the extent such person is not indemnified by such other corporation, partnership, joint venture, trust or other enterprise. The indemnification provided by this Article V shall continue as to a person or agent and shall inure to the benefit of the heirs, executors and administrators of such person and shall apply whether or not the claim against such person arises out of matters occurring before the adoption of this Article V.

ARTICLE VI
SHARES

6.1          Certificates of Stock. Unless the Board of Directors has provided that the Corporation’s shares are to be uncertificated, every owner of shares of capital stock of the Corporation shall be entitled to a certificate representing the number of shares owned by such owner. Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors. All certificates of shares shall be signed by the President and Secretary or by any other officers of the Corporation so authorized by the Board of Directors.

6.2          Transfer. Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his or her legal representative who shall furnish proper evidence of authority to transfer, or by his or her attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for such shares to the Corporation or the transfer agent of the Corporation. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

6.3          Record Holder. This Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof for all purposes whatsoever and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as may be expressly provided in the laws of the State of Minnesota.

6.4          Loss of Certificate. In case of loss or destruction of a certificate of stock, no new certificate shall be issued in lieu thereof except upon satisfactory proof to the Board of Directors of such loss or destruction and upon the giving of satisfactory security, by bond or otherwise, against loss to the Corporation.

ARTICLE VII
CONTRACTS, LOANS, CHECKS AND DEPOSITS

7.1          Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

7.2          Loans. No loans shall be contracted on behalf of the Corporation, and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

7.3          Signatures. All checks, drafts or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

7.4          Deposit of Funds. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.

ARTICLE VIII
MISCELLANEOUS

8.1          Dividends. The Board of Directors may, but shall not be required to, from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law.

8.2          Reserves. There may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for the purchase of additional property, or for such other purposes as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserves.

8.3          Fiscal Year. The fiscal year of the Corporation shall be that period established by resolution of the Board of Directors.

8.4          Amendments to Bylaws. Except as limited by the Articles of Incorporation of this Corporation, these Bylaws may be altered or amended by the Board of Directors at any regular or special meeting of directors to the full extent permitted by law, subject, however, to the power of the shareholders of the Corporation to alter, amend, or repeal such Bylaws.

IN WITNESS WHEREOF, the undersigned Secretary of Onpoint Medical, Inc. does hereby certify that these Bylaws were adopted as the Bylaws of this Corporation by its first Board of Directors effective as of April 6, 2009.

By:	/s/ Charles Shreffler

Name:	Charles Shreffler

Its: Secretary